Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information relating to the William Blair ETF Trust, comprising the William Blair International Equity ETF, William Blair Emerging Markets Equity ETF and William Blair Emerging Income ETF, each dated September 23, 2026, and each included in this Pre-Effective Amendment No. 3 to the Registration Statement (Form N-1A, File No. 333-296583) of William Blair ETF Trust (the “Registration Statement”).

We also consent to the use of our report dated September 18, 2026, with respect to the financial statement of William Blair International Equity ETF, a series of William Blair ETF Trust, as of July 13, 2026, included in this Registration Statement, and our report dated February 25, 2026 with respect to the financial statements of the William Blair Emerging Markets Debt Fund for the year ended December 31, 2025, incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

September 23, 2026